

NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE
-------------------------------------------------------------------


                             Three months ended        Years ended                            Years ended
                            March 31, 1997          March 31,          December 31, 1996     December 31,
                         Primary EPS Fully Diluted EPS  1 9 9 6   Primary EPS  Fully Diluted EPS 1995  1 9 9 4
                         [Unaudited]  [Unaudited]

Net Loss -
Historical                 (653,313)(653,313)       (1,999,000)(6,579,444)   (6,579,444)(2,850,000)(1,751,000)
Adjustments Per Modified
  Treasury Stock Method     49,614  46,555                        325,389     323,715

Adjusted Net Loss$- Primary (603,699)                $(6,254,055)

Adjusted Net Loss -
  Fully Diluted                     $(606,758)                              $(6,255,729)
                                    =========                                ===========

Loss Per Share:
  Loss Per Share$- Note             (.06)   $      (.41)      (.75)       $                       (.59)   (.36)
                =                   ====           =========  =======                           ======  =======
  Loss Per Share - Assuming
   Full Dilution - Note 2           $ (.06)         (.35)      $                           (.75)   (.52)   (.31)
                                    =======        =======                              ========== ===== =======

Note 1:Computed by dividing net loss by the weighted average number of common shares (6,798,203) for the three months ended March 31, 1997, (4,136,253) for the three months ended March 31, 1996, (5,149,253) for the year ended December 31, 1996 and (4,136,253) for the years ended December 31, 1995 and 1994, respectively, and adjusting it by items (i) to (vi) below using the modified treasury stock method of calculating earnings per share.

       (i) Assumes that 357,756 1995 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt redeem preferred stock and to invest the balance.

       (ii)Assumes that 129,500 1995 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt and to invest the balance.

       (iiiAssumes that 112,500 stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt, redeem preferred stock and to invest the balance.

       (vi)Assumes Series B common stock purchase warrants to purchase and aggregate of 877,500 common shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt, redeem preferred stock and to invest the balance.

       (v) Assumes common stock purchase warrants to purchase an aggregate of 1,895,625 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt, redeem preferred stock and to invest the balance.

       (vi)Assumes that common stock purchase warrants to purchase 896,875 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ , retire debt redeem, preferred stock and to invest the balance.

The proceeds received from the above transactions would then be used to purchase treasury stock up to 20%, retire debt redeem preferred stock and the remaining balance invested. See Schedule 1.

NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE [CONTINUED]
-------------------------------------------------------------------



Note 2:Computed by dividing net loss by the weighted average number of common shares (6,798,203) for the three months ended March 31, 1997, (4,136,253) for the three months ended March 31, 1996, (5,149,253) for the year ended December 31, 1996 and (4,136,253) for the years ended December 31, 1995 and 1994, respectively, and adjusting it by items (i) to (vi) below using the modified treasury stock method of calculating earnings per share.

       (i) Assumes that 357,756 1995 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt redeem preferred stock and to invest the balance.

       (ii)Assumes that 129,500 1995 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt and to invest the balance.

       (iiiAssumes that 112,500 stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt, redeem preferred stock and to invest the balance.

       (iv)Assumes Series B common stock purchase warrants to purchase and aggregate of 877,500 common shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt, redeem preferred stock and to invest the balance.

       (v) Assumes Series B common stock purchase warrants to purchase an aggregate of 1,895,625 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt, redeem preferred stock and to invest the balance.

       (vi)Assumes that stock options to purchase 896,875 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ , retire debt, redeem preferred stock and to invest the balance.

The proceeds received from the above transactions would then be used to purchase treasury stock up to 20%, retire debt redeem preferred stock and the remaining balance invested. See Schedule 2.

Note: This calculation is submitted in accordance with the Securities Act of 1934 Release No. 9083 although it is contrary to Para. 40 of APB 15 because it may produce an anti-dillutive result.

SCHEDULE 1
PRIMARY EARNINGS PER SHARE - MARCH 31, 1997
-------------------------------------------------------------------




Weighted average # of shares o/s 3/31/97     6,798,203

Total issuable warrants and options Options pursuant to 1995 Stock Incentive Plan 252,804 Options pursuant to 1995 Stock Incentive Plan 104,952 Options pursuant to 1995 Stock Incentive Plan 129,500 Options to purchase stock 112,500 Series B Common Stock Purchase Warrants 877,500 Series B Common Stock Purchase Warrants 1,895,625 Series A Common Stock Purchase Warrants 896,875

       Total issuable                        4,269,756

Total that can be reacquired:
(6,798,203 x 20%)                            1,359,641
                                             ---------

           Issued not reacquired             2,910,115

Proceeds                                   Price     # of shares

Options pursuant to 1995 Stock Incentive Pl$n   .232  252,804    58,651
Options pursuant to 1995 Stock Incentive Plan   .345  104,952    36,208
Options pursuant to 1995 Stock Incentive Plan  2.00   129,500   259,000
Options to purchase stock                      5.37   112,500   604,125
Series B Common Stock Purchase Warrants        2.00   877,500  1,755,000
Series B Common Stock Purchase Warrants        4.00  1,895,625 7,582,500
Series A Common Stock Purchase Warrants        4.50   896,875  4,035,938
                                                               ---------

                                                               14,331,422

Limitation
1,359,641 shares x 4.10 (avg FMV)                              5,574,528
                                                               ---------

   Total proceeds remaining to retire debt, redeem preferred stock and interest 8,756,894

Outstanding debt and preferred stock redemption - A/P and accrued expenses 1,957,430 - Note payable 595,867 - Capitalized lease obligation 31,711 - Due to related parties 35,029 - Preferred stock redemption 1,210,000

                                                               3,830,037

   Remaining proceeds for cash                                 4,926,857

Net income effects of debt retirement at 2/15/97 interest expense per P&L = 68,436 for three months retired 2/15/97 - net interest expense 34,218

Cash invested in money market fund @ 2.5% interest for 1.5 months

      4,926,857 @ 2.5% x 1.5/12 =                                15,396

SCHEDULE 1
PRIMARY EARNINGS PER SHARE - MARCH 31, 1997
[continued]
-------------------------------------------------------------------



P&L impact
Reduction of interest expense34,218
Additional interest income15,396
                         49,614

Weighted average # of shares o/s 3/31/97             6,798,203
Options and warrants not reacquired                  2,910,115

    Total                                            9,708,318

March 31, 1997 Net loss per F/S          (653,313)
Adjustment per modified treasury stock method49,614

Adjusted net loss                        (603,699)

Primary EPS            (603,699)/9,708,318=          (.06218369)
                                                     ($.06)

SCHEDULE 1
PRIMARY EARNINGS PER SHARE - DECEMBER 31, 1996
-------------------------------------------------------------------



Weighted average # of shares o/s 12/31/96    5,149,253

Total issuable warrants and options Options pursuant to 1995 Stock Incentive Plan 252,804 Options pursuant to 1995 Stock Incentive Plan 104,952 Options pursuant to 1995 Stock Incentive Plan 129,500 Options to purchase stock 112,500 Series B Common Stock Purchase Warrants 877,500 Series B Common Stock Purchase Warrants 1,895,625 Series A Common Stock Purchase Warrants 896,875

       Total issuable                        4,269,756

Total that can be reacquired:
(5,149,253 x 20%)                            1,029,851
                                             ---------

           Issued not reacquired             3,239,905

Proceeds                                   Price     # of shares

Options pursuant to 1995 Stock Incentive Plan   .232  252,804    58,651
Options pursuant to 1995 Stock Incentive Plan   .345  104,952    36,208
Options pursuant to 1995 Stock Incentive Plan  2.00   129,500   259,000
Options to purchase stock                      5.37   112,500   604,125
Series B Common Stock Purchase Warrants        2.00   877,500  1,755,000
Series B Common Stock Purchase Warrants        4.00  1,895,625 7,582,500
Series A Common Stock Purchase Warrants        4.50   896,875  4,035,938
                                                               ---------

                                                               14,331,422

Limitation
1,029,851 shares x 3.25 (avg FMV)                              3,347,016
                                                               ---------

   Total proceeds remaining to retire debt, redeem preferred stock and interest 10,984,406

Outstanding debt and preferred stock redemption - A/P and accrued expenses 1,974,231 - Note payable 590,031 - Capitalized lease obligation 57,394 - Due to related parties 23,542 - Preferred stock redemption 1,210,000

                                                               3,855,198

   Remaining proceeds for cash                                 7,129,208

Net income effects of debt retirement at 7/1/96 interest expense per P&L = 472,548 for a fully year retired 7/1/96 - net interest expense 236,274

Cash invested in money market fund @ 2.5% interest for 6 months

      7,129,208 @ 2.5% /2                                        89,115

SCHEDULE 1
PRIMARY EARNINGS PER SHARE - DECEMBER 31, 1996
[continued]
-------------------------------------------------------------------



P&L impact
Reduction of interest expense  236,274
Additional interest income      89,115
                               325,389

Weighted average # of shares o/s 12/31/96            5,149,253
Options and warrants not reacquired                  3,239,905

    Total                                            8,389,158

December  31,  1996 Net  income  per F/S  (6,579,444)
Adjustment  per  modified
treasury stock method325,389

Adjusted net loss                       (6,254,055)

Primary EPS            (6,254,055)/8,389,158=        (.74549258)
                                                     ($.75)

Total reacquired
Options pursuant to 1995 Stock Incentive Plan  3.25   252,804   821,613
Options pursuant to 1995 Stock Incentive Plan  3.25   104,952   341,094
Options pursuant to 1995 Stock Incentive Plan  3.25   129,500   420,875
Options to purchase stock                      3.25   112,500   365,625
Series B Common Stock Purchase Warrants        3.25   877,500  2,851,875
Series B Common Stock Purchase Warrants        3.25  1,895,625 6,160,781
Series A Common Stock Purchase Warrants        3.25   896,875  2,914,844
                                                               ---------

                                                               13,876,707

SCHEDULE 2
FULLY DILUTED EARNINGS PER SHARE - MARCH 31, 1997
-------------------------------------------------------------------



Weighted average # of shares o/s 3/31/97             6,798,203

Total issuable warrants and options
Options pursuant to 1995 Stock Incentive Plan         252,804
Options pursuant to 1995 Stock Incentive Plan         104,952
Options pursuant to 1995 Stock Incentive Plan         129,500
Options to purchase stock                             112,500
Series B Common Stock Purchase Warrants               877,500
Series B Common Stock Purchase Warrants              1,895,625
Series A Common Stock Purchase Warrants               896,875
                                                     --------

  Total issuable                                     4,269,756

Total that can be reacquired:
(6,798,203 x 20%)                                    1,359,641
                                                     ---------

      Issued not reacquired                          2,910,115


Proceeds                                   Price     # of shares

Options pursuant to 1995 Stock Incentive Pl$n   .232  252,804    58,651
Options pursuant to 1995 Stock Incentive Plan   .345  104,952    36,208
Options pursuant to 1995 Stock Incentive Plan  2.00   129,500   259,000
Options to purchase stock                      5.37   112,500   604,125
Series B Common Stock Purchase Warrants        2.00   877,500  1,755,000
Series B Common Stock Purchase Warrants        4.00  1,895,625 7,582,500
Series A Common Stock Purchase Warrants        4.50   896,875  4,035,938
                                                               ---------

                                                               14,331,422

Limitation
1,359,641 shares x 4.82 (FMV at 12/31/96)                      6,553,470
                                                               ---------

   Total proceeds remaining to retire debt, redeem preferred stock and interest 7,777,952

Outstanding debt and preferred stock redemption - A/P and accrued expenses 1,957,430 - Note payable 595,867 - Capitalized lease obligation 31,711 - Due to related parties 35,029 - Preferred stock redemption 1,210,000

                                                               3,830,037

   Remaining proceeds for cash                                 3,947,915

Net income effects of debt retirement at 2/15/97 interest expense per P&L = 68,436 for three months retired 2/15/97 - net interest expense 34,218

Cash invested in money market fund @ 2.5% interest for 1.5 months

      3,947,915 @ 2.5% x 1.5/12 =                                12,337

SCHEDULE 2
FULLY DILUTED EARNINGS PER SHARE - MARCH 31, 1997
[continued]
-------------------------------------------------------------------



P&L impact
Reduction of interest expense  34,218
Additional interest income     12,337
                               46,555

Weighted average # of shares o/s 3/31/97             6,798,203
Options and warrants not reacquired                  2,910,115

    Total                                            9,708,318

March 31, 1997 Net loss per F/S              (653,313)
Adjustment per modified treasury stock method 46,555

Adjusted net loss                           (606,758)

Fully Diluted EPS      (606,758)/9,708,318=          (.06249878)
                                                     ($.06)

SCHEDULE 2
FULLY DILUTED EARNINGS PER SHARE - DECEMBER 31, 1996
-------------------------------------------------------------------



Weighted average # of shares o/s 12/31/96            5,149,253

Total issuable warrants and options
Options pursuant to 1995 Stock Incentive Plan         252,804
Options pursuant to 1995 Stock Incentive Plan         104,952
Options pursuant to 1995 Stock Incentive Plan         129,500
Options to purchase stock                             112,500
Series B Common Stock Purchase Warrants               877,500
Series B Common Stock Purchase Warrants              1,895,625
Series A Common Stock Purchase Warrants               896,875
                                                     --------

  Total issuable                                     4,269,756

Total that can be reacquired:
(5,149,253 x 20%)                                    1,029,851
                                                     ---------

      Issued not reacquired                          3,239,905


Proceeds                                   Price     # of shares

Options pursuant to 1995 Stock Incentive Pl$n   .232  252,804    58,651
Options pursuant to 1995 Stock Incentive Plan   .345  104,952    36,208
Options pursuant to 1995 Stock Incentive Plan  2.00   129,500   259,000
Options to purchase stock                      5.37   112,500   604,125
Series B Common Stock Purchase Warrants        2.00   877,500  1,755,000
Series B Common Stock Purchase Warrants        4.00  1,895,625 7,582,500
Series A Common Stock Purchase Warrants        4.50   896,875  4,035,938
                                                               ---------

                                                               14,331,422

Limitation
1,029,851 shares x 3.38 (FMV at 12/31/96)                      3,480,896
                                                               ---------

   Total proceeds remaining to retire debt, redeem preferred stock   10,850,526

Outstanding  debt and  preferred  stock  redemption
 - A/P and accrued  expenses 1,974,231
 - Note payable 590,031
 - Capitalized  lease obligation 57,394
 - Due to related parties 23,542
- Preferred stock redemption 1,210,000

                                                               3,855,198

   Remaining proceeds for cash                                 6,995,328

Net income effects of debt retirement at 7/1/96 interest expense per P&L = 472,548 for a fully year retired 7/1/96 - net interest expense 236,274

Cash invested in money market fund @ 2.5% interest for 6 months

      6,995,328 @ 2.5% /2                                        87,441

SCHEDULE 2
FULLY DILUTED EARNINGS PER SHARE - DECEMBER 31, 1996
[continued]
-------------------------------------------------------------------



P&L impact
Reduction of interest expense236,274
Additional interest income87,441
                        323,715

Weighted average # of shares o/s 12/31/96            5,149,253
Options and warrants not reacquired                  3,239,905

    Total                                            8,389,158

December 31, 1996 Net income per F/S (6,579,444) Adjustment per modified treasury stock method323,715

Adjusted net loss                       (6,255,729)

Fully Diluted EPS      (6,255,729)/8,389,158=        (.74569211)
                                                     ($.75)

Total reacquired
Options pursuant to 1995 Stock Incentive Plan  3.38   252,804   854,428
Options pursuant to 1995 Stock Incentive Plan  3.38   104,952   354,738
Options pursuant to 1995 Stock Incentive Plan  3.38   129,500   437,710
Options to purchase stock                      3.38   112,500   380,250
Series B Common Stock Purchase Warrants        3.38   877,500  2,965,950
Series B Common Stock Purchase Warrants        3.38  1,895,625 6,407,213
Series A Common Stock Purchase Warrants        3.38   896,875  3,031,438
                                                               ---------

                                                               14,431,777